Exhibit 99.1

Certain Information Relating to Directors and Executive Officers of the Reporting Persons

Name	Present Principal Occupation	Business Address	Name, Principal Business and Address of Organization Where Employment Is Conducted	Citizenship
Stuart Lichter (1) (2)	President of Industrial Realty Group, LLC, and President and Director of IRG Holdings Manager, LLC (real estate investment, development, leasing, management, and lending)	Industrial Realty Group, LLC 11111 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025	Industrial Realty Group, LLC 11111 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025	U.S.A.
John A. Mase (1)	Chief Executive Officer of Industrial Realty Group, LLC, and Chief Executive Officer and Director of IRG Holdings Manager, LLC (real estate investment, development, leasing, management, and lending)	Industrial Realty Group, LLC 11111 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025	Industrial Realty Group, LLC 11111 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025	U.S.A.
Martin Major (1)	Director of IRG Holdings Manager, LLC (real estate investment, development, leasing, management, and lending)	Industrial Realty Group, LLC 11111 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025	Industrial Realty Group, LLC 11111 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025	U.S.A.
Richard Klein	Chief Financial Officer of Industrial Realty Group, LLC (real estate investment, development, leasing, management, and lending)	Industrial Realty Group, LLC 11111 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025	Industrial Realty Group, LLC 11111 Santa Monica Blvd. Suite 800 Los Angeles, CA 90025	U.S.A.

(1)	Investment and voting decisions for IRG Canton Village Manager, IRG Canton Village Member, ACC, and CH Capital Lending are made by a three-person board of directors. Stuart Lichter, John A. Mase, and Martin Major are the members of such board of directors.
(2)	Lichter owns (indirectly) a majority of the membership interests in IRG Canton Village Member, IRG Canton Village Manager, and CH Capital Lending. Lichter does not own (directly or indirectly) any of the membership interests in ACC.